                                                                   EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

The Board of Directors of
Merrill Lynch Life Insurance Company:

We have audited the accompanying balance sheets of Merrill Lynch Life Insurance Company (the "Company"), a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc., as of December 31, 2003 and 2002, and the related statements of earnings, comprehensive income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, in 2004 the Company changed its method of accounting for stock-based compensation to conform to SFAS 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, and retroactively, restated the 2003, 2002 and 2001 financial statements.

Deloitte & Touche, LLP
New York, New York

March 1, 2004 (May 4, 2004 as to Note 2)

MERRILL LYNCH LIFE INSURANCE COMPANY
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2002
(Dollars in thousands, except common stock par value and shares)

                                                                   2003 (1)         2002 (1)
                                                                 -----------      -----------
ASSETS

INVESTMENTS:
    Fixed maturity securities, at estimated fair value
        (amortized cost: 2003 - $2,108,310; 2002 - $1,844,077)   $ 2,157,127      $ 1,856,732
    Equity securities, at estimated fair value
        (cost: 2003 - $78,816; 2002 - $112,903)                       82,469          105,430
    Trading account securities, at estimated fair value               26,186           21,949
    Limited partnerships, at cost                                     11,880           12,150
    Policy loans on insurance contracts                            1,086,537        1,143,663
                                                                 -----------      -----------

        Total Investments                                          3,364,199        3,139,924

CASH AND CASH EQUIVALENTS                                             75,429          312,217
ACCRUED INVESTMENT INCOME                                             63,565           63,603
DEFERRED POLICY ACQUISITION COSTS                                    364,414          404,220
FEDERAL INCOME TAXES - CURRENT                                             -           40,910
REINSURANCE RECEIVABLES                                                6,004            8,197
AFFILIATED RECEIVABLES - NET                                               -               67
RECEIVABLES FROM SECURITIES SOLD                                       1,349           10,072
OTHER ASSETS                                                          36,245           37,399
SEPARATE ACCOUNTS ASSETS                                          10,736,343        9,079,285
                                                                 -----------      -----------

TOTAL ASSETS                                                     $14,647,548      $13,095,894
                                                                 ===========      ===========

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.                      (Continued)

MERRILL LYNCH LIFE INSURANCE COMPANY
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

BALANCE SHEETS (Continued)
AS OF DECEMBER 31, 2003 AND 2002
(Dollars in thousands, except common stock par value and shares)

                                                                              2003 (1)          2002 (1)
                                                                            ------------      ------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
    POLICYHOLDER LIABILITIES AND ACCRUALS:
        Policyholders' account balances                                     $  2,887,937      $  3,084,042
        Claims and claims settlement expenses                                    101,718            98,526
                                                                            ------------      ------------
                     Total policyholder liabilities and accruals               2,989,655         3,182,568

    OTHER POLICYHOLDER FUNDS                                                      12,915            11,815
    LIABILITY FOR GUARANTY FUND ASSESSMENTS                                        7,139             7,221
    FEDERAL INCOME TAXES - DEFERRED                                               31,965            67,304
    FEDERAL INCOME TAXES - CURRENT                                                20,146                 -
    PAYABLES FOR SECURITIES PURCHASED                                                683            19,635
    AFFILIATED PAYABLES - NET                                                      2,365                 -
    UNEARNED POLICY CHARGE REVENUE                                               107,761           113,774
    OTHER LIABILITIES                                                              3,480             6,033
    SEPARATE ACCOUNTS LIABILITIES                                             10,730,601         9,072,606
                                                                            ------------      ------------
                     Total Liabilities                                        13,906,710        12,480,956
                                                                            ------------      ------------

STOCKHOLDER'S EQUITY:
    Common stock ($10 par value; authorized: 1,000,000 shares; issued and
       outstanding: 250,000 shares)                                                2,500             2,500
    Additional paid-in capital                                                   397,324           347,324
    Retained earnings                                                            329,549           288,124
    Accumulated other comprehensive income (loss)                                 11,465           (23,010)
                                                                            ------------      ------------
                     Total Stockholder's Equity                                  740,838           614,938
                                                                            ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                  $ 14,647,548      $ 13,095,894
                                                                            ============      ============

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

MERRILL LYNCH LIFE INSURANCE COMPANY
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                        2003 (1)        2002 (1)        2001(1)
                                                                       ---------       ---------       ---------
REVENUES:

    Policy charge revenue                                              $ 228,878       $ 239,030       $ 253,837
    Net investment income                                                174,662         207,064         221,872
    Net realized investment gains (losses)                                   987          (9,056)        (13,844)
                                                                       ---------       ---------       ---------

                  Total Revenues                                         404,527         437,038         461,865
                                                                       ---------       ---------       ---------

BENEFITS AND EXPENSES:
    Interest credited to policyholders' account balances                 128,958         141,373         153,111
    Market value adjustment expense                                        4,806           3,683           2,296
    Policy benefits (net of reinsurance recoveries: 2003 - $17,641;
       2002 - $14,620; 2001 - $16,562)                                    64,631          58,060          37,773
    Reinsurance premium ceded                                             22,599          23,131          24,535
    Amortization of deferred policy acquisition costs                     76,402         101,118          59,335
    Insurance expenses and taxes                                          52,092          48,527          66,517
                                                                       ---------       ---------       ---------

                  Total Benefits and Expenses                            349,488         375,892         343,567
                                                                       ---------       ---------       ---------

                  Net Earnings Before Federal Income Tax Provision        55,039          61,146         118,298
                                                                       ---------       ---------       ---------

FEDERAL INCOME TAX PROVISION (BENEFIT):
    Current                                                               67,516         (41,713)         22,728
    Deferred                                                             (53,902)         55,301          17,875
                                                                       ---------       ---------       ---------

                  Total Federal Income Tax Provision                      13,614          13,588          40,603
                                                                       ---------       ---------       ---------

NET EARNINGS                                                           $  41,425       $  47,558       $  77,695
                                                                       =========       =========       =========

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

MERRILL LYNCH LIFE INSURANCE COMPANY
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                               2003 (1)       2002 (1)       2001(1)
                                                                               --------       --------       --------
NET EARNINGS                                                                   $ 41,425       $ 47,558       $ 77,695
                                                                               --------       --------       --------

OTHER COMPREHENSIVE INCOME (LOSS):

    Net unrealized gains on available-for-sale securities and investments in separate accounts:
       Net unrealized holding gains (losses) arising during the period           46,905         (1,799)        32,328
       Reclassification adjustment for losses included in net earnings            3,286         11,494         12,600
                                                                               --------       --------       --------

        Net unrealized gains on investment securities                            50,191          9,695         44,928

       Adjustments for:
              Policyholder liabilities                                            6,302        (15,214)        (9,498)
              Deferred policy acquisition costs                                  (3,455)             9        (15,551)
              Deferred federal income taxes                                     (18,563)         1,928         (6,958)
                                                                               --------       --------       --------

    Total other comprehensive income (loss), net of tax                          34,475         (3,582)        12,921
                                                                               --------       --------       --------

COMPREHENSIVE INCOME                                                           $ 75,900       $ 43,976       $ 90,616
                                                                               ========       ========       ========

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

MERRILL LYNCH LIFE INSURANCE COMPANY
(A wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                                                Accumulated
                                                                  Additional                        other           Total
                                                     Common         paid-in      Retained      comprehensive    stockholder's
                                                      stock         capital     earnings(1)    income (loss)      equity (1)
                                                    ---------     ----------    -----------    -------------    --------------
BALANCE, JANUARY 1, 2001                            $   2,500     $  347,324    $   193,770    $     (32,349)   $      511,245

    Net earnings                                                                     77,695                             77,695
    Other comprehensive income, net of tax                                                            12,921            12,921
                                                    ---------     ----------    -----------    -------------    --------------

BALANCE, DECEMBER 31, 2001                              2,500        347,324        271,465          (19,428)          601,861

    Cash dividend paid to parent                                                    (30,899)                           (30,899)
    Net earnings                                                                     47,558                             47,558
    Other comprehensive loss, net of tax                                                              (3,582)           (3,582)
                                                    ---------     ----------    -----------    -------------    --------------

BALANCE, DECEMBER 31, 2002                              2,500        347,324        288,124          (23,010)          614,938

    Capital contribution from parent                                  50,000                                            50,000
    Net earnings                                                                     41,425                             41,425
    Other comprehensive income, net of tax                                                            34,475            34,475
                                                    ---------     ----------    -----------    -------------    --------------

BALANCE, DECEMBER 31, 2003                          $   2,500     $  397,324    $   329,549    $      11,465    $      740,838
                                                    =========     ==========    ===========    =============    ==============

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

MERRILL LYNCH LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                                    2003 (1)          2002 (1)          2001 (1)
                                                                                  -----------       -----------       -----------
Cash Flows From Operating Activities:
  Net earnings                                                                    $    41,425       $    47,558       $    77,695
  Noncash items included in earnings:
    Amortization of deferred policy acquisition costs                                  76,402           101,118            59,335
    Capitalization of policy acquisition costs                                        (40,051)          (34,391)          (51,736)
    Amortization (accretion) of investments                                             9,883             2,406            (1,033)
    Interest credited to policyholders' account balances                              128,958           141,373           153,111
    Provision (benefit) for deferred Federal income tax                               (53,902)           55,301            17,875
  (Increase) decrease in operating assets:
    Accrued investment income                                                              38             6,281             1,117
    Federal income taxes - current                                                     40,910           (40,910)                -
    Reinsurance receivables                                                             2,193             1,231            (6,338)
    Affiliated receivables - net                                                           67               (67)                -
    Other                                                                               1,154             4,513            (1,298)
  Increase (decrease) in operating liabilities:
    Claims and claims settlement expenses                                               3,192             3,506             9,347
    Other policyholder funds                                                            1,100            (2,424)           (3,439)
    Liability for guaranty fund assessments                                               (82)           (1,228)           (1,801)
    Federal income taxes - current                                                     20,146            (4,726)              114
    Affiliated payables - net                                                           2,365            (6,113)            5,220
    Unearned policy charge revenue                                                     (6,013)               98            12,494
    Other                                                                              (2,553)           (1,561)          (24,695)
  Other operating activities:
    Net realized investment (gains) losses                                               (987)            9,056            13,844
                                                                                  -----------       -----------       -----------

       Net cash and cash equivalents provided by operating activities                 224,245           281,021           259,812

Cash Flow From Investing Activities:
  Proceeds from (payments for):
    Sales of available-for-sale securities                                            312,514           817,498           278,420
    Maturities of available-for-sale securities                                       533,534           360,062           342,148
    Purchases of available-for-sale securities                                     (1,097,868)         (988,168)         (511,122)
    Trading account securities                                                           (559)             (456)             (214)
    Sales of real estate held-for-sale                                                      -            22,900                 -
    Sales of limited partnerships                                                         470                 -             1,000
    Purchases of limited partnerships                                                    (200)             (880)           (1,857)
    Policy loans on insurance contracts                                                57,126            50,815              (788)
    Recapture of investment in separate accounts                                        3,015             1,785                 -
    Investment in separate accounts                                                      (304)           (3,554)           (1,009)
                                                                                  -----------       -----------       -----------

       Net cash and cash equivalents provided by (used in) investing activities      (192,272)          260,002           106,578
                                                                                  -----------       -----------       -----------

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.                      (Continued)

MERRILL LYNCH LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in thousands)

                                                                                 2003 (1)          2002 (1)          2001 (1)
                                                                               -----------       -----------       -----------
Cash Flows From Financing Activities:
  Proceeds from (payments for):
    Capital contribution received from (cash dividend paid to) parent          $    50,000       $   (30,899)      $         -
    Policyholder deposits (excludes internal policy replacement deposits)          936,437           640,103         1,090,788
    Policyholder withdrawals (including transfers to/from separate accounts)    (1,255,198)         (968,439)       (1,419,479)
                                                                               -----------       -----------       -----------

       Net cash and cash equivalents used in financing activities                 (268,761)         (359,235)         (328,691)
                                                                               -----------       -----------       -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (236,788)          181,788            37,699

CASH AND CASH EQUIVALENTS
    Beginning of year                                                              312,217           130,429            92,730
                                                                               -----------       -----------       -----------

    End of year                                                                $    75,429       $   312,217       $   130,429
                                                                               ===========       ===========       ===========

Supplementary Disclosure of Cash Flow Information:
    Cash paid to affiliates for:
       Federal income taxes                                                    $     6,460       $     3,923       $    22,614
       Interest                                                                        197               125               639

(1) Amounts have been restated as discussed in Note 2 to the financial statements.

See accompanying notes to financial statements.

MERRILL LYNCH LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc.)

NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS: Merrill Lynch Life Insurance Company (the "Company") is a wholly owned subsidiary of Merrill Lynch Insurance Group, Inc. ("MLIG"). The Company is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch & Co."). The Company is domiciled in the State of Arkansas.

      The Company sells non-participating annuity products, including variable annuities, modified guaranteed annuities and immediate annuities. The Company is currently licensed to sell insurance and annuities in forty-nine states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam. The Company markets its products solely through the retail network of Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("MLPF&S"), a wholly owned broker-dealer subsidiary of Merrill Lynch & Co.

      BASIS OF REPORTING: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and prevailing industry practices, both of which require management to make estimates that affect the reported amounts and disclosure of contingencies in the financial statements. Actual results could differ from those estimates.

      The significant accounting policies and related judgements underlying the Company's financial statements are summarized below. In applying these policies, management makes subjective and complex judgements that frequently require estimates about matters that are inherently uncertain.

      For the purpose of reporting cashflows, cash and cash equivalents include cash on hand and on deposit and short-term investments with original maturities of three months or less.

      Certain reclassifications and format changes have been made to prior year amounts to conform to the current year presentation.

      REVENUE RECOGNITION: Revenues for variable annuity contracts consist of policy charges for i) mortality and expense risks, ii) certain benefit guarantees selected by the contract owner, iii) administration fees, iv) annual contract maintenance charges, and v) withdrawal charges assessed on contracts surrendered during the withdrawal charge period.

      Revenues for variable life insurance contracts consist of policy charges for i) mortality and expense risks, ii) cost of insurance fees, iii) amortization of front-end and deferred sales charges, and iv) withdrawal charges assessed on contracts surrendered during the withdrawal charge period. The Company does not currently manufacture variable life insurance contracts.

      Revenues for interest-sensitive annuity contracts (market value adjusted annuities and immediate annuities) and interest-sensitive life insurance contracts (single premium whole life insurance, which is not currently marketed) consist of i) investment income, ii) gains (losses) on the sale of invested assets, and iii) withdrawal charges assessed on contracts surrendered during the withdrawal charge period.

      INVESTMENTS: The Company's investments in fixed maturity and equity securities are classified as either available-for-sale or trading and are reported at estimated fair value. Unrealized gains and losses on available-for-sale securities are included in stockholder's equity as a component of accumulated other comprehensive income (loss), net of tax. Unrealized gains and losses on trading account securities are included in net realized investment gains (losses). If management determines that a decline in the value of an available-for-sale security is other-than-temporary, the carrying value is adjusted to estimated fair value and the decline in value is recorded as a net realized investment loss. Management makes this determination through a series of discussions with the Company's portfolio managers and credit analysts, as well as information obtained from external sources (i.e. company announcements, ratings agency announcements, or news wire services). The factors that give rise to potential impairments include, but are not limited to, i) certain credit-related events such as default of principal or interest payments, ii) bankruptcy of issuer, and iii) certain security restructurings. In the absence of a readily ascertainable market value, the estimated fair value on these securities represents management's estimate of the security's ultimate recovery value. Management bases this determination on the most recent information available.

      For fixed maturity securities, premiums are amortized to the earlier of the call or maturity date, discounts are accreted to the maturity date, and interest income is accrued daily. For equity securities, dividends are recognized on the ex-dividend date. Realized gains and losses on the sale or maturity of investments are determined on the basis of specific identification. Investment transactions are recorded on the trade date.

      Certain fixed maturity and equity securities are considered non-investment grade. The Company defines non-investment grade securities as unsecured debt obligations or equity positions that have a rating equivalent to Standard and Poor's (or similar rating agency) BB+ or lower.

      Investments in limited partnerships are carried at cost.

      Policy loans on insurance contracts are stated at unpaid principal balances.

      DEFERRED POLICY ACQUISITION COSTS: Certain policy acquisition costs for life and annuity contracts are deferred and amortized based on the estimated future gross profits for each group of contracts. These future gross profit estimates are subject to periodic evaluation by the Company, with necessary revisions applied against amortization to date. The impact of these revisions on cumulative amortization is recorded as a charge or credit to current operations. It is reasonably possible that estimates of future gross profits could be reduced in the future, resulting in a material reduction in the carrying amount of deferred policy acquisition costs.

      Policy acquisition costs are principally commissions and a portion of certain other expenses relating to policy acquisition, underwriting and issuance that are primarily related to and vary with the production of new business. Insurance expenses and taxes reported in the Statements of Earnings are net of amounts deferred. Policy acquisition costs can also arise from the acquisition or reinsurance of existing inforce policies from other insurers. These costs include ceding commissions and professional fees related to the reinsurance assumed. The deferred costs are amortized in proportion to the estimated future gross profits over the anticipated life of the acquired insurance contracts utilizing an interest methodology.

      During 1990, the Company entered into an assumption reinsurance agreement with an unaffiliated insurer. The acquisition costs relating to this agreement are being amortized over a twenty-five year period using an effective interest rate of 7.5%. This reinsurance agreement provided for payment of contingent ceding commissions, for a ten year period, based upon the persistency and mortality experience of the insurance contracts assumed. Payments made for contingent ceding commissions were capitalized and amortized using an identical methodology as that used for the initial acquisition costs. The following is a reconciliation of the acquisition costs related to this reinsurance agreement for the years ended December 31:

                         2003         2002         2001
                      ---------    ---------    ---------
Beginning balance     $  81,425    $  95,869    $ 105,503
Capitalized amounts           -            -          147
Interest accrued          6,107        7,190        7,913
Amortization            (18,243)     (21,634)     (17,694)
                      ---------    ---------    ---------
Ending balance        $  69,289    $  81,425    $  95,869
                      =========    =========    =========

      The following table presents the expected amortization, net of interest accrued, of these deferred acquisition costs over the next five years. Amortization may be adjusted based on periodic evaluation of the expected gross profits on the reinsured policies.

2004              $4,647
2005              $5,045
2006              $5,875
2007              $5,629
2008              $5,612

      SEPARATE ACCOUNTS: Assets and liabilities of Separate Accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract owners, are shown as separate captions in the Balance Sheets. Separate Accounts are established in conformity with Arkansas State Insurance law and are generally not chargeable with liabilities that arise from any other business of the Company. Separate Accounts assets may be subject to general claims of the Company only to the extent the value of such assets exceeds Separate Accounts liabilities. At December 31, 2003 and 2002, the Company's Separate Accounts assets exceeded Separate Accounts liabilities by $5,742 and $6,679, respectively. This excess represents the Company's temporary investment in certain Separate Accounts investment divisions that were made to facilitate the establishment of those investment divisions.

      Net investment income and net realized and unrealized gains (losses) attributable to Separate Accounts assets accrue directly to contract owners and are not reported as revenue in the Company's Statements of Earnings.

      POLICYHOLDERS' ACCOUNT BALANCES: Liabilities for the Company's universal life type contracts, including its life insurance and annuity products, are equal to the full accumulation value of such contracts as of the valuation date plus deficiency reserves for certain products. Interest-crediting rates for the Company's fixed-rate products are as follows:

Interest-sensitive life products        4.00% -  4.85%
Interest-sensitive deferred annuities   1.00% -  7.40%
Immediate annuities                     3.00% - 11.00%

      These rates may be changed at the option of the Company after initial guaranteed rates expire, unless contracts are subject to minimum interest rate guarantees.

      CLAIMS AND CLAIMS SETTLEMENT EXPENSES: Liabilities for claims and claims settlement expenses equal the death benefit (plus accrued interest) for claims that have been reported to the Company but have not settled and an estimate, based upon prior experience, for unreported claims. Additionally, the Company has established a mortality benefit accrual for its variable annuity products.

      INCOME TAXES: The results of operations of the Company are included in the consolidated Federal income tax return of Merrill Lynch & Co. The Company has entered into a tax-sharing agreement with Merrill Lynch & Co. whereby the Company will calculate its current tax provision based on its operations. Under the agreement, the Company periodically remits to Merrill Lynch & Co. its current Federal income tax liability.

      The Company uses the asset and liability method in providing income taxes on all transactions that have been recognized in the financial statements. The asset and liability method requires that deferred taxes be adjusted to reflect the tax rates at which future taxable amounts will likely be settled or realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period during which such changes are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. See Note 4 to the financial statements for further information.

      The Company is generally subject to taxes on premiums and, in substantially all states, is exempt from state income taxes.

      UNEARNED POLICY CHARGE REVENUE: Certain variable life insurance products contain policy charges that are assessed at policy issuance. These policy charges are deferred and amortized into policy charge revenue based on the estimated future gross profits for each group of contracts. The Company records a liability equal to the unamortized balance of these policy charges.

      ACCOUNTING PRONOUNCEMENTS: On April 30, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statements of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Financial Statements.

      On July 7, 2003, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. The SOP provides guidance on accounting and reporting by insurance companies for certain nontraditional long-duration contracts and for separate accounts. The SOP is effective for financial statements for the Company beginning in 2004. The SOP requires the establishment of a liability for contracts that contain death or other insurance benefits using a specified reserve methodology that is different from the methodology that the Company currently employs. The adoption of SOP 03-1, which is effective January 1, 2004, will approximately result in a $43.0 million increase in policyholder liabilities and a corresponding pre-tax charge to earnings. The adoption of SOP 03-1 is considered a change in accounting principle.

      In November of 2003, the Emerging Issues Task Force ("EITF") reached a consensus on Issue 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, as it relates to disclosures for SFAS 115 securities. In addition to the disclosures already required by SFAS 115, EITF Issue 03-01 requires both quantitative and qualitative disclosures for marketable equity and debt securities. The new disclosure requirements are required to be applied to financial statements for fiscal years ending after December 15, 2003. See Note 3 to the Financial Statements for these disclosures.

NOTE 2. OTHER EVENTS

      Effective for the first quarter of 2004, Merrill Lynch & Co. adopted the fair value method of accounting for stock-based compensation under SFAS 123, Accounting for Stock-Based Compensation, using the retroactive restatement method described in SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure. Under the fair value recognition provisions of SFAS 123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. The adoption of the fair value method of accounting by Merrill Lynch & Co. resulted in additional allocated compensation expense to the Company. The December 31, 2003 and December 31, 2002 Balance Sheets have been restated for the allocation of these expenses. Accordingly, the December 31, 2003 Balance Sheet reflects a $1,036 decrease in current federal income taxes payable, a $3,061 increase in net affiliated payables, and a $2,025 decrease in retained earnings. The December 31, 2002 Balance Sheet reflects a $1,005 increase in current federal income taxes receivable, a $2,973 decrease in net affiliated receivables, and a $1,968 decrease in retained earnings.

      For the years ended December 31, 2003, 2002, and 2001, $89 ($58 after-tax), $595 ($387 after-tax), and $817 ($543 after-tax), respectively, of additional compensation expense was recorded. This expense is reported as a component of insurance expenses and taxes in the Statements of Earnings.

      In addition, Note 5, Note 7, and Note 10 to the Financial Statements have been restated accordingly.

NOTE 3. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

      Financial instruments are carried at fair value or amounts that approximate fair value. The carrying value of financial instruments as of December 31 were:

                                                  2003          2002
                                              -----------   -----------
Assets:
    Fixed maturity securities (1)             $ 2,157,127   $ 1,856,732
    Equity securities (1)                          82,469       105,430
    Trading account securities (1)                 26,186        21,949
    Limited partnerships (2)                       11,880        12,150
    Policy loans on insurance contracts (3)     1,086,537     1,143,663
    Cash and cash equivalents (4)                  75,429       312,217
    Separate Accounts assets (5)               10,736,343     9,079,285
                                              -----------   -----------

Total financial instruments                   $14,175,971   $12,531,426
                                              ===========   ===========

(1) For publicly traded securities, the estimated fair value is determined using quoted market prices. For securities without a readily ascertainable market value, the Company utilizes pricing services and broker quotes. Such estimated fair values do not necessarily represent the values for which these securities could have been sold at the dates of the balance sheets. At December 31, 2003 and 2002, securities without a readily ascertainable market value, having an amortized cost of $262,302 and $292,466, had an estimated fair value of $270,731 and $283,064, respectively.

(2) The Company has investments in three limited partnerships that do not have readily ascertainable market values. Management has estimated the fair value as equal to cost based on the review of the underlying investments of the partnerships.

(3) The Company estimates the fair value of policy loans as equal to the book value of the loans. Policy loans are fully collateralized by the account value of the associated insurance contracts, and the spread between the policy loan interest rate and the interest rate credited to the account value held as collateral is fixed.

(4) The estimated fair value of cash and cash equivalents approximates the carrying value.

(5) Assets held in Separate Accounts are carried at the net asset value provided by the fund managers.

NOTE 4. INVESTMENTS

      The amortized cost and estimated fair value of investments in fixed maturity securities and equity securities (excluding trading account securities) as of December 31 were:

                                                                                         2003
                                                         ------------------------------------------------------------------
                                                              Cost /           Gross             Gross          Estimated
                                                            Amortized        Unrealized       Unrealized          Fair
                                                               Cost            Gains            Losses            Value
                                                         ---------------   --------------   --------------   --------------
Fixed maturity securities:
    Corporate debt securities                            $     2,003,958   $       59,352   $       12,349   $    2,050,961
    U.S. Government and agencies                                  69,346            1,752              646           70,452
    Mortgage-backed securities                                    18,999            1,329                1           20,327
    Foreign governments                                           11,953              345            1,106           11,192
    Municipals                                                     4,054              141                -            4,195
                                                         ---------------   --------------   --------------   --------------

           Total fixed maturity securities               $     2,108,310   $       62,919   $       14,102   $    2,157,127
                                                         ===============   ==============   ==============   ==============

Equity securities:
    Non-redeemable preferred stocks                      $        78,816   $        3,916   $          263   $       82,469
                                                         ===============   ==============   ==============   ==============

                                                                                        2002
                                                         ----------------------------------------------------------------
                                                             Cost /           Gross             Gross         Estimated
                                                           Amortized        Unrealized       Unrealized         Fair
                                                              Cost            Gains            Losses           Value
                                                         --------------   --------------   --------------   -------------
Fixed maturity securities:
    Corporate debt securities                            $    1,705,862   $       49,304   $       39,971   $   1,715,195
    U.S. Government and agencies                                 74,309            2,706              356          76,659
    Mortgage-backed securities                                   38,581            2,711                2          41,290
    Foreign governments                                          12,955              300            2,380          10,875
    Municipals                                                   12,370              343                -          12,713
                                                         --------------   --------------   --------------   -------------

           Total fixed maturity securities               $    1,844,077   $       55,364   $       42,709   $   1,856,732
                                                         ==============   ==============   ==============   =============

Equity securities:
    Non-redeemable preferred stocks                      $      112,903   $        1,395   $        8,868   $     105,430
                                                         ==============   ==============   ==============   =============

      Estimated fair value and gross unrealized losses by length of time that certain fixed maturity and equity securities have been in a continuous unrealized loss position at December 31, 2003 were:

                                           Less than 12 Months     More than 12 Months            Total
                                         ----------------------  ----------------------  ----------------------
                                          Estimated  Unrealized  Estimated   Unrealized  Estimated   Unrealized
                                         Fair Value    Losses    Fair Value    Losses    Fair Value    Losses
                                         ----------  ----------  ----------  ----------  ----------  ----------
Fixed Maturity Securities:
    Corporate debt securities             $365,765    $  5,934   $   93,749   $  6,415   $  459,514   $ 12,349
    U.S. Government and agencies            18,458         646            -          -       18,458        646
    Foreign governments                      7,873       1,106            -          -        7,873      1,106
    Mortgage-backed securities                   -           -           93          1           93          1

Equity securities:
       Non-redeemable preferred stocks           -           -        6,909        263        6,909        263
                                          --------    --------   ----------   --------   ----------   --------

Total temporarily impaired securities     $392,096    $  7,686   $  100,751   $  6,679   $  492,847   $ 14,365
                                          ========    ========   ==========   ========   ==========   ========

      Unrealized losses primarily relate to corporate debt securities rated BBB or higher and are due to price fluctuations as a result of changes in interest rates. These investments are not considered other-than-temporarily impaired since based on the most recent available information the Company has the ability and intent to hold the investments for a period of time sufficient for a forecasted market price recovery up to or beyond the amortized cost of the investment.

      Realized investment losses on securities deemed to have incurred other-than-temporary declines in fair value were $9,139, $23,997 and $11,153 for the years ended December 31, 2003, 2002, and 2001 respectively.

      The amortized cost and estimated fair value of fixed maturity securities at December 31, 2003 by contractual maturity were:

                                                         Estimated
                                            Amortized       Fair
                                               Cost        Value
                                            ----------   ----------
Fixed maturity securities:
   Due in one year or less                  $  201,721   $  204,855
   Due after one year through five years     1,302,540    1,332,162
   Due after five years through ten years      430,129      444,803
   Due after ten years                         154,921      154,980
                                            ----------   ----------
                                             2,089,311    2,136,800

   Mortgage-backed securities                   18,999       20,327
                                            ----------   ----------

      Total fixed maturity securities       $2,108,310   $2,157,127
                                            ==========   ==========

      Fixed maturity securities not due at a single maturity date have been included in the preceding table in the year of final maturity. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

      The amortized cost and estimated fair value of fixed maturity securities at December 31, 2003 by rating agency equivalent were:

                                                         Estimated
                                            Amortized      Fair
                                              Cost         Value
                                            ----------   ----------
AAA                                         $  445,444   $  452,068
AA                                             225,214      225,586
A                                              633,833      648,769
BBB                                            703,750      732,823
Non-investment grade                           100,069       97,881
                                            ----------   ----------

      Total fixed maturity securities       $2,108,310   $2,157,127
                                            ==========   ==========

      The Company has recorded certain adjustments to deferred policy acquisition costs and policyholders' account balances in connection with unrealized holding gains or losses on investments classified as available-for-sale. The Company adjusts those assets and liabilities as if the unrealized holding gains or losses had actually been realized, with corresponding credits or charges reported in accumulated other comprehensive income (loss), net of taxes. The components of net unrealized gains (losses) included in accumulated other comprehensive income (loss) at December 31 were as follows:

                                                      2003         2002
                                                    ---------   ---------
Assets:
    Fixed maturity securities                       $ 48,817    $ 12,655
    Equity securities                                  3,653      (7,473)
    Deferred policy acquisition costs                    260       3,715
    Separate Accounts assets                            (341)     (3,244)
                                                    --------    --------
                                                      52,389       5,653
                                                    --------    --------
Liabilities:
    Policyholders' account balances                   34,750      41,052
    Federal income taxes - deferred                    6,174     (12,389)
                                                    --------    --------
                                                      40,924      28,663
                                                    --------    --------
Stockholder's equity:
    Accumulated other comprehensive income (loss)   $ 11,465    $(23,010)
                                                    ========    ========

      Proceeds and gross realized investment gains and losses from the sale of available-for-sale securities for the years ended December 31 were:

                                     2003       2002       2001
                                   --------   --------   --------
Proceeds                           $312,514   $817,498   $278,420
Gross realized investment gains      13,380     37,899      4,913
Gross realized investment losses     16,071     48,294     17,320

      The Company considers fair value at the date of sale to be equal to proceeds received. Proceeds received for gross realized investment losses from the sale of available-for-sale securities were $65,451, $140,742 and $60,640 for the years ended December 31, 2003, 2002, and 2001, respectively.

      The Company had investment securities with a carrying value of $25,570 and $26,307 that were deposited with insurance regulatory authorities at December 31, 2003 and 2002, respectively.

      Excluding investments in U.S. Government and agencies, the Company is not exposed to any significant concentration of credit risk in its fixed maturity securities portfolio.

      Net investment income arose from the following sources for the years ended December 31:

                                         2003         2002         2001
                                      ----------   ----------   ----------
Fixed maturity securities             $ 107,940    $ 128,962    $ 139,285
Equity securities                         9,162       12,624       15,303
Real estate held-for-sale                     -        3,220          924
Limited partnerships                         28           24           39
Policy loans on insurance contracts      58,157       61,390       62,695
Cash and cash equivalents                 2,155        2,912        7,578
Other                                       233        1,200          335
                                      ---------    ---------    ---------

Gross investment income                 177,675      210,332      226,159
Less investment expenses                 (3,013)      (3,268)      (4,287)
                                      ---------    ---------    ---------

Net investment income                 $ 174,662    $ 207,064    $ 221,872
                                      =========    =========    =========

      Net realized investment gains (losses), for the years ended December 31 were as follows:

                                           2003        2002         2001
                                         ---------   ---------   ---------
Fixed maturity securities                $ (1,167)   $(11,416)   $(12,035)
Equity securities                            (395)      1,021        (372)
Trading account securities                  3,678      (2,143)     (1,437)
Real estate held-for-sale                       -       3,453           -
Investment in Separate Accounts            (1,129)         29           -
                                         --------    --------    --------

Net realized investment gains (losses)   $    987    $ (9,056)   $(13,844)
                                         ========    ========    ========

      The Company maintains a trading portfolio comprised of convertible debt and equity securities. The net unrealized holdings gains (losses) on trading account securities included in net realized investment gains (losses) were $1,663, ($515) and $462 at December 31, 2003, 2002 and 2001,
      respectively.

NOTE 5. FEDERAL INCOME TAXES

      The following is a reconciliation of the provision for income taxes based on earnings before Federal income taxes, computed using the Federal statutory tax rate, versus the reported provision for income taxes for the years ended December 31:

                                                                   2003        2002        2001
                                                                ---------   ---------   ---------
Provision for income taxes computed at Federal statutory rate   $ 19,264    $ 21,401    $ 41,416
Increase (decrease) in income taxes resulting from:
     Dividend received deduction                                  (3,478)     (7,782)     (1,024)
     Foreign tax credit                                           (2,172)        (31)       (310)
     Non-deductible fees                                               -           -         521
                                                                --------    --------    --------

Federal income tax provision                                    $ 13,614    $ 13,588    $ 40,603
                                                                ========    ========    ========

      The Federal statutory rate for each of the three years ended December 31, 2003 was 35%.

      The Company provides for deferred income taxes resulting from temporary differences that arise from recording certain transactions in different years for income tax reporting purposes than for financial reporting purposes. The sources of these differences and the tax effect of each are as follows:

                                                     2003        2002        2001
                                                  ---------   ---------   ---------
Policyholders' account balances                   $(45,837)   $ 72,680    $ 19,520
Deferred policy acquisition costs                   (8,582)    (18,789)     (2,336)
Liability for guaranty fund assessments                 29         430         630
Investment adjustments                                 488         980          61
                                                  --------    --------    --------

Deferred Federal income tax provision (benefit)   $(53,902)   $ 55,301    $ 17,875
                                                  ========    ========    ========

      Deferred tax assets and liabilities as of December 31 are determined as follows:

                                                                2003       2002
                                                              --------   --------
Deferred tax assets:
    Policyholders' account balances                           $ 66,815   $ 20,978
    Liability for guaranty fund assessments                      2,498      2,527
    Investment adjustments                                         985      1,473
    Net unrealized investment loss on investment securities          -     12,389
                                                              --------   --------
         Total deferred tax assets                              70,298     37,367
                                                              --------   --------

Deferred tax liabilities:
    Deferred policy acquisition costs                           92,101    100,683
    Net unrealized gains on investment securities                6,174          -
    Other                                                        3,988      3,988
                                                              --------   --------
         Total deferred tax liabilities                        102,263    104,671
                                                              --------   --------

         Net deferred tax liability                           $ 31,965   $ 67,304
                                                              ========   ========

      The Company anticipates that all deferred tax assets will be realized; therefore no valuation allowance has been provided.

NOTE 6. REINSURANCE

      In the normal course of business, the Company seeks to limit its exposure to loss on any single insured life and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under indemnity reinsurance agreements, primarily excess coverage and coinsurance agreements. The maximum amount of mortality risk retained by the Company is approximately $500 on single life policies and $750 on joint life policies.

      Indemnity reinsurance agreements do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly evaluates the financial condition of its reinsurers so as to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and funds withheld totaling $585 that can be drawn upon for delinquent reinsurance recoverables.

      As of December 31, 2003 the Company had the following life insurance inforce:

                                                                      Percentage
                                Ceded to     Assumed                   of amount
                    Gross        other      from other      Net       assumed to
                    amount      companies    companies     amount         net
                 -----------   ----------   ----------   ----------   ----------
Life insurance
    inforce      $11,931,195   $3,606,160     $994       $8,326,029      0.01%

      The Company had entered into an indemnity reinsurance agreement with an unaffiliated insurer whereby the Company coinsures, on a modified coinsurance basis, 50% of the unaffiliated insurer's variable annuity contracts sold through the Merrill Lynch & Co. distribution system. During 2001, the agreement was amended whereby the Company ceased reinsuring variable annuity contracts sold subsequent to June 30, 2001.

      In addition, the Company seeks to limit its exposure to guaranteed features contained in certain variable annuity contracts. Specifically, the Company reinsures certain guaranteed living and minimum death benefit provisions to the extent reinsurance capacity is available in the marketplace. As of December 31, 2003, 100% and 11% of the account value for variable annuity contracts containing guaranteed living and minimum death benefit provisions, respectively, were reinsured.

NOTE 7. RELATED PARTY TRANSACTIONS

      The Company and MLIG are parties to a service agreement whereby MLIG has agreed to provide certain accounting, data processing, legal, actuarial, management, advertising and other services to the Company. Expenses incurred by MLIG in relation to this service agreement are reimbursed by the Company on an allocated cost basis. Charges billed to the Company by MLIG pursuant to the agreement were $33,518, $34,428 and $51,392 for 2003, 2002 and 2001, respectively. Charges attributable to this agreement are included in insurance expenses and taxes, except for investment related expenses, which are included in net investment income. The Company is allocated interest expense on its accounts payable to MLIG that approximates the daily Federal funds rate. Total intercompany interest incurred was $197, $125 and $639 for 2003, 2002 and 2001, respectively. Intercompany interest is included in net investment income.

      The Company and Merrill Lynch Investment Managers, L.P. ("MLIM") are parties to a service agreement whereby MLIM has agreed to provide certain invested asset management services to the Company. The Company pays a fee to MLIM for these services through the MLIG service agreement. Charges attributable to this agreement and allocated to the Company by MLIG were $1,845, $1,787 and $1,990 for 2003, 2002 and 2001, respectively.

      MLIG has entered into agreements with MLIM and Roszel Advisors, LLC, a subsidiary of MLIG (collectively, "Affiliated Investment Advisors"), with respect to administrative services for the Merrill Lynch Series Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Mercury Variable Trust, and MLIG Variable Insurance Trust (collectively, "the Funds"). Certain Separate Accounts of the Company may invest in the various mutual fund portfolios of the Funds in connection with the variable life insurance and annuity contracts the Company has inforce. Under these agreements, the Affiliated Investment Advisors pay MLIG an amount equal to a percentage of the assets invested in the Funds through the Separate Accounts. Revenue attributable to these agreements is included in policy charge revenue. The Company received from MLIG its allocable share of such compensation in the amount of $18,471, $19,677 and $21,667 during 2003, 2002 and 2001, respectively.

      The Company has a general agency agreement with Merrill Lynch Life Agency Inc. ("MLLA") whereby registered representatives of MLPF&S, who are the Company's licensed insurance agents, solicit applications for contracts to be issued by the Company. MLLA is paid commissions for the contracts sold by such agents. Commissions paid to MLLA were $60,686, $43,099 and $65,021 for 2003, 2002 and 2001, respectively. Substantially all of these commissions were capitalized as deferred policy acquisition costs and are being amortized in accordance with the policy discussed in Note 1 to the Financial Statements.

      While management believes that the service agreements referenced above are calculated on a reasonable basis, they may not necessarily be indicative of the costs that would have been incurred with an unrelated third party. Affiliated agreements generally contain reciprocal indemnity provisions pertaining to each party's representations and contractual obligations thereunder.

NOTE 8. STOCKHOLDER'S EQUITY AND STATUTORY REGULATIONS

      The Company paid no dividend in 2003 or 2001. During 2002, the Company paid an ordinary cash dividend of $30,899 to MLIG.

      During 2002, the Company established $144,000 in statutory reserves to support its cashflow testing analysis required by state insurance regulation. As a result, statutory capital and surplus was significantly reduced from December 2001, but remained in excess of regulatory capital requirements. However, due to the inherent volatility in statutory earnings, the Company received a $50,000 capital contribution from MLIG on March 3, 2003.

      Statutory capital and surplus at December 31, 2003 and 2002, were $295,722 and $136,823, respectively. At December 31, 2003 and 2002, approximately $29,322 and $13,432, respectively, of stockholder's equity was available for distribution to MLIG.

      Applicable insurance department regulations require that the Company report its accounts in accordance with statutory accounting practices. Statutory accounting practices differ from principles utilized in these financial statements as follows: policy acquisition costs are expensed as incurred, future policy benefit reserves are established using different actuarial assumptions, provisions for deferred income taxes are limited to temporary differences that will be recognized within one year, and securities are valued on a different basis. The Company's statutory net income (loss) for 2003, 2002 and 2001 was $98,570, ($140,955) and $48,108,
      respectively. The statutory net loss incurred during 2002 was primarily due to establishing additional policy benefit reserves required by state insurance regulation.

      The Company's statutory financial statements are presented on the basis of accounting practices prescribed or permitted by the Arkansas Insurance Department. The State of Arkansas has adopted the National Association of Insurance Commissioner's statutory accounting practices as a component of prescribed or permitted practices by the State of Arkansas.

      The National Association of Insurance Commissioners utilizes the Risk Based Capital ("RBC") adequacy monitoring system. The RBC calculates the amount of adjusted capital that a life insurance company should have based upon that company's risk profile. As of December 31, 2003 and 2002, based on the RBC formula, the Company's total adjusted capital level was in excess of the minimum amount of capital required to avoid regulatory action.

NOTE 9. COMMITMENTS AND CONTINGENCIES

      State insurance laws generally require that all life insurers who are licensed to transact business within a state become members of the state's life insurance guaranty association. These associations have been established for the protection of policyholders from loss (within specified limits) as a result of the insolvency of an insurer. At the time an insolvency occurs, the guaranty association assesses the remaining members of the association an amount sufficient to satisfy the insolvent insurer's policyholder obligations (within specified limits). The Company has utilized public information to estimate what future assessments it will incur as a result of insolvencies. At December 31, 2003 and 2002, the Company's estimated liability for future guaranty fund assessments was $7,139 and $7,221, respectively. If additional future insolvencies occur, the Company's estimated liability may not be sufficient to fund these insolvenicies and the estimated liability may need to be adjusted. The Company regularly monitors public information regarding insurer insolvencies and adjusts its estimated liability appropriately.

      During 2000, the Company committed to participate in a limited partnership. As of December 31, 2003, $4,300 had been advanced towards the Company's $10,000 commitment to the limited partnership.

      In the normal course of business, the Company is subject to various claims and assessments. Management believes the settlement of these matters would not have a material effect on the financial position or results of operations of the Company.

NOTE 10. SEGMENT INFORMATION

      In reporting to management, the Company's operating results are categorized into two business segments: Life Insurance and Annuities. The Company's Life Insurance segment consists of variable life insurance products and interest-sensitive life insurance products. The Company's Annuity segment consists of variable annuities and interest-sensitive annuities. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies. All revenue and expense transactions are recorded at the product level and accumulated at the business segment level for review by management. The "Other" category, presented in the following segment financial information, represents net revenues and earnings on assets that do not support life or annuity contract owner liabilities.

      The following table summarizes each business segment's contribution to the consolidated amounts:

                                            Life
2003                                     Insurance     Annuities       Other         Total
                                        -----------   -----------   -----------   -----------
Net interest spread (a)                 $    14,823   $    25,887   $     4,994   $    45,704
Other revenues                               91,176       134,868         3,821       229,865
                                        -----------   -----------   -----------   -----------

Net revenues                                105,999       160,755         8,815       275,569
                                        -----------   -----------   -----------   -----------

Policy benefits                              18,238        46,393             -        64,631
Reinsurance premium ceded                    21,337         1,262             -        22,599
Amortization of deferred policy
   acquisition costs                         31,467        44,935             -        76,402
Other non-interest expenses                   8,192        48,706             -        56,898
                                        -----------   -----------   -----------   -----------

Total non-interest expenses                  79,234       141,296             -       220,530
                                        -----------   -----------   -----------   -----------

Net earnings before Federal
    income tax provision                     26,765        19,459         8,815        55,039
Federal income tax provision                  5,778         4,751         3,085        13,614
                                        -----------   -----------   -----------   -----------

Net earnings                            $    20,987   $    14,708   $     5,730   $    41,425
                                        ===========   ===========   ===========   ===========

Balance Sheet Information:

Total assets                            $ 5,036,572   $ 9,438,256   $   172,720   $14,647,548
Deferred policy acquisition costs           178,918       185,496             -       364,414
Policyholder liabilities and accruals     1,916,761     1,072,894             -     2,989,655
Other policyholder funds                      6,213         6,702             -        12,915

                                           Life
2002                                     Insurance     Annuities       Other          Total
                                        -----------   -----------   -----------   ------------
Net interest spread (a)                 $    24,791   $    34,444   $     6,456    $    65,691
Other revenues                               98,435       137,513        (5,974)       229,974
                                        -----------   -----------   -----------    -----------

Net revenues                                123,226       171,957           482        295,665
                                        -----------   -----------   -----------    -----------

Policy benefits                              19,632        38,428             -         58,060
Reinsurance premium ceded                    22,883           248             -         23,131
Amortization of deferred policy
   acquisition costs                         41,190        59,928             -        101,118
Other non-interest expenses                   7,602        44,608             -         52,210
                                        -----------   -----------   -----------    -----------

Total non-interest expenses                  91,307       143,212             -        234,519
                                        -----------   -----------   -----------    -----------

Net earnings before Federal income
    tax provision                            31,919        28,745           482         61,146
Federal income tax provision                  8,734         4,685           169         13,588
                                        -----------   -----------   -----------    -----------

Net earnings                            $    23,185   $    24,060   $       313    $    47,558
                                        ===========   ===========   ===========    ===========

Balance Sheet Information:

Total assets                            $ 4,970,748   $ 8,110,326   $    14,820    $13,095,894
Deferred policy acquisition costs           211,999       192,221             -        404,220
Policyholder liabilities and accruals     2,005,718     1,176,850             -      3,182,568
Other policyholder funds                      4,995         6,820             -         11,815

                                           Life
2001                                     Insurance     Annuities       Other          Total
                                        -----------   -----------   ------------   -----------
Net interest spread (a)                 $    34,815   $    31,302   $     2,644    $    68,761
Other revenues                              101,685       139,727        (1,419)       239,993
                                        -----------   -----------   -----------    -----------

Net revenues                                136,500       171,029         1,225        308,754
                                        -----------   -----------   -----------    -----------

Policy benefits                              21,320        16,453             -         37,773
Reinsurance premium ceded                    24,531             4             -         24,535
Amortization of deferred policy
   acquisition costs                         30,913        28,422             -         59,335
Other non-interest expenses                  18,415        50,398             -         68,813
                                        -----------   -----------   -----------    -----------

Total non-interest expenses                  95,179        95,277             -        190,456
                                        -----------   -----------   -----------    -----------

Net earnings before Federal
    income tax provision                     41,321        75,752         1,225        118,298
Federal income tax provision                 15,502        24,672           429         40,603
                                        -----------   -----------   -----------    -----------

Net earnings                            $    25,819   $    51,080   $       796    $    77,695
                                        ===========   ===========   ===========    ===========

Balance Sheet Information:

Total assets                            $ 5,674,704   $ 9,625,104   $   150,208    $15,450,016
Deferred policy acquisition costs           251,245       219,693             -        470,938
Policyholder liabilities and accruals     2,094,195     1,256,616             -      3,350,811
Other policyholder funds                      9,236         5,003             -         14,239

(a) Management considers investment income net of interest credited to policyholders' account balances in evaluating results.

The table below summarizes the Company's net revenues by product for 2003, 2002 and 2001:

                                         2003       2002       2001
                                       --------   --------   --------
Life Insurance
   Variable life insurance             $ 97,002   $102,603   $110,842
   Interest-sensitive life insurance      8,997     20,623     25,658
                                       --------   --------   --------

   Total Life Insurance                 105,999    123,226    136,500
                                       --------   --------   --------

Annuities
   Variable annuities                   139,577    139,210    152,427
   Interest-sensitive annuities          21,178     32,747     18,602
                                       --------   --------   --------

   Total Annuities                      160,755    171,957    171,029
                                       --------   --------   --------

Other                                     8,815        482      1,225
                                       --------   --------   --------

Total                                  $275,569   $295,665   $308,754
                                       ========   ========   ========

                                    * * * * *